UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 16, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Thursday, April 16, 2009 at 4:00 p.m., local time, for the purposes of considering and acting upon the following:

1.	the election of four members of the board of directors to serve until the Annual Meeting of Shareholders in 2012;

2.	the amendment of our articles of incorporation to increase the number of authorized shares of common stock;

3.	the approval of the Southside Bancshares, Inc. 2009 Incentive Plan;

4.	a shareholder proposal, which the Board of Directors and management oppose, to recommend the annual election of all directors rather than their election for staggered three-year terms;

5.
the ratification of the appointment by our Audit Committee of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2009; and

6.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  After the meeting, the Company’s officers and directors will be available to answer your questions. Representatives from PwC, the Company’s independent registered public accounting firm are expected to be in attendance and available to answer your questions or make a statement if they so desire.

Only holders of common stock registered on the Company's books as owners of shares at the close of business on March 3, 2009 are entitled to vote at the Annual Meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided.  It is important that you sign and return the proxy, even if you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board
Tyler, Texas
March 13, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, IN THE ENCLOSED ADDRESSED ENVELOPE.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
VOTING OF PROXY
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
ELECTION OF DIRECTORS-PROPOSAL 1
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
COMMITTEES OF THE COMPANY
Audit Committee Report
Compensation Committee Report
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
2008 Executive Summary Compensation Table
Outstanding Equity Awards at Year-End
Option Exercises and Stock Vested
2008 Pension Benefits
2008 Director Summary Compensation Table
COMMITTEES OF SOUTHSIDE BANK
TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SOUTHSIDE BANCSHARES, INC. TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK – PROPOSAL 2
APPROVAL OF THE SOUTHSIDE BANCSHARES, INC. 2009 INCENTIVE PLAN – PROPOSAL 3
SHAREHOLDER PROPOSAL – PROPOSAL 4
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PROPOSAL 5
ANNUAL REPORT TO SHAREHOLDERS
SHAREHOLDER PROPOSALS
GENERAL
APPENDIX A
APPENDIX B

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 16, 2009

TO OUR SHAREHOLDERS:

This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the "Company") in connection with the Company’s Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 16, 2009, at 4:00 p.m. at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, and at any adjournments thereof, for the purposes of considering and acting upon the following:

1.	the election of four members of the board of directors to serve until the Annual Meeting of Shareholders in 2012;

2.	the amendment of our articles of incorporation to increase the number of authorized shares of common stock;

3.	the approval of the Southside Bancshares, Inc. 2009 Incentive Plan;

4.	a shareholder proposal, which the Board of Directors and management oppose, to recommend the annual election of all directors rather than their election for staggered three-year terms;

5.
the ratification of the appointment by our Audit Committee of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2009; and

6.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

This Proxy Statement and applicable form of proxy, as well as, the Annual Report and Form 10-K of the Company for the year ended December 31, 2008, including financial statements, are first being sent to shareholders on or about March 13, 2009.

VOTING OF PROXY

If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted as follows:
•	FOR the election of all directors;
•	FOR the amendment to our articles of incorporation;
•	FOR the Southside Bancshares, Inc. 2009 Incentive Plan;
•	AGAINST the shareholder proposal; and
•	FOR the ratification of the appointment of PwC.

The proxies will use their discretion with respect to voting on any other matters presented for a vote.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.

IMPORTANT NOTICE: Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on April 16, 2009.
The enclosed proxy materials are also available to you on the Internet.  You are encouraged to review all of the information contained in the proxy materials before voting.
The Company’s Proxy Statement and Annual Report are available at:  http://www.southside.com/investor/proxymaterials.

REVOCABILITY OF PROXY

Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Corporate Secretary at the Company’s principal office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.  Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

PERSONS MAKING THE SOLICITATION

The Company’s board of directors is soliciting the proxy.  The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly.  Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.  The Altman Group, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of $12,500, plus expenses.

RECORD DATE AND OUTSTANDING SHARES

The Company’s board of directors has fixed the close of business on March 3, 2009 as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on February 13, 2009, there were approximately 14,024,526 shares of common stock outstanding and eligible to be voted on each matter.  Each share of common stock carries one vote.

QUORUM, VOTING RIGHTS AND PROCEDURES

The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting.  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.

Proposal 1, the election of four directors to serve until the 2012 Annual Meeting requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election.  This means that the four nominees for director who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.  Shares represented by proxies that are marked “withhold” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.

Proposal 2, the amendment of our articles of incorporation to increase the authorized shares of common stock, requires approval by two-thirds of the outstanding shares of common stock entitled to vote in person or by proxy.

Proposal 3, the approval of the Southside Bancshares, Inc. 2009 Incentive Plan, Proposal 4, approval of a shareholder proposal to declassify the board of directors, Proposal 5, the ratification of PwC as the Company’s independent registered public accounting firm, or any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote, and that vote for or against or expressly abstain from voting, on the proposals in person or by proxy.

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES

Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes will be considered present for purposes of determining a quorum at the Annual Meeting.  Shares represented by proxies that are marked “withhold” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.  For all other proposals, express abstentions will be included in vote totals and, as such, will have the same effect on proposals as a vote against such proposals.  Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal other than the proposal to amend our articles of incorporation, Proposal 2.  Because Proposal 2 requires approval by two-thirds of the outstanding shares of common stock entitled to vote on the proposal, broker non-votes will have the effect of a vote against such proposal.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The board of directors is classified into three classes, two of which are comprised of three directors and one that is comprised of four directors, for a total of 10 directors.  One class of directors is elected each year for a three-year term.  At the Annual Meeting, four directors are to be elected, each for a term of three years.  Under NASDAQ rules, a majority of the board of directors must be comprised of independent directors.  The board of directors has determined that each director nominated, except Mr. Edmonson, is independent under NASDAQ rules.

The four nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2012 Annual Meeting:

•	Herbert C. Buie
•	Robbie N. Edmonson
•	Joe Norton
•	John R. (Bob) Garrett

Herbert C. Buie, Robbie N. Edmonson and Joe Norton are currently directors of the Company and its subsidiary Southside Bank.  Nominee John R. (Bob) Garrett is currently a director of Southside Bank.  For biographical information on the nominees, please see “Information About Our Executive Officers, Directors and Nominees.”

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the board of directors of the Company.

The board of directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information regarding our nominees for director, our continuing directors and our executive officers. Our board of directors is divided among three classes, with members of each class serving three-year terms.

NOMINEES FOR DIRECTORS TERMS TO EXPIRE AT THE 2012 ANNUAL MEETING	INITIAL ELECTION TO BOARD
HERBERT C. BUIE (78) - Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955. He serves on the Boards of Directors of the University of Texas Health Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, the Salvation Army, Tyler Economic Development Council, Texas Chest Foundation and East Texas Communities Foundation.	1988
ROBBIE N. EDMONSON (77) - Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the board of directors of Southside Bank and Chief Administrative Officer of Southside Bank.	1982
JOE NORTON (72) - Mr. Norton owns Norton Equipment Company and is a general partner in Norton Leasing Ltd., LLP. Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years. He also owned W. D. Norton, Inc. d/b/a Overhead Door, for 16 years.	1988
JOHN R. (BOB) GARRETT (55) - Mr. Garrett is a residential and commercial Real Estate Developer and President of Fair Oil Company, a Tyler based oil and gas exploration and production company.  Mr. Garrett is also Vice President of the R. W. Fair Foundation, a member of the Board of Regents of Stephen F. Austin State University and currently serves as a member of the University of Texas Health Science Center at Tyler development board and serves as a director of the Tyler Economic Development Council.  He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders and former Texas Representative on the executive committee of the National Association of Homebuilders.  He is a former member of the board of the Tyler Area Chamber of Commerce and former director of the Texas National Housing Research Center.

DIRECTORS CONTINUING UNTIL THE 2010 ANNUAL MEETING	INITIAL ELECTION TO BOARD
ALTON CADE (72) - Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007. He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960. In addition, he is the managing partner of a family ranch and investment company. He has served as an Elder/Trustee of Glenwood Church of Christ since 1977.	2003
B. G. HARTLEY (79) - Mr. Hartley became Chairman of the Board of the Company in 1983.  He is also the Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank's Chief Executive Officer since its opening in 1960.  He is a former member of the American Bankers Association (“ABA”) Board of Directors, past Chairman of the ABA National BankPac Committee and a past member of the Administrative Committee of the ABA Government Relations Council.  He is currently a member of the board of directors of East Texas Medical Center Regional Healthcare Systems and past Chairman of the Texas Taxpayers and Research Association.  He is also a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Center at Tyler.
1982
PAUL W. POWELL (75) - Mr. Powell is Dean Emeritus of the Truett Theological Seminary at Baylor University, where he also served as Dean and Special Assistant to the University President. He serves as an Officer of the Robert M. Rogers Foundation and has also served as Chairman of the Board of Trinity Mother Frances Health System. In addition, he served as President and Chief Executive Officer of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.	1999

DIRECTORS CONTINUING UNTIL THE 2011 ANNUAL MEETING	INITIAL ELECTION TO BOARD
SAM DAWSON (61) - Mr. Dawson is President and Secretary of the Company, having served in that capacity since 1998. He joined Southside Bank in 1974 and is currently President, Chief Operating Officer and a director of Southside Bank. He is a director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital.	1997
MELVIN B. LOVELADY (72) - Mr. Lovelady is a CPA.  He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.  He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000 (now Bridge-Wealth Management, LLC).  He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004.  Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres & Co.  He is a member of the Development Board of the University of Texas at Tyler, the board of directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the A. W. Riter, Jr. Family Foundation, the board of directors of the Hospice of East Texas, and a Trustee of the R. W. Fair Foundation.
2005
WILLIAM SHEEHY (68) - Mr. Sheehy retired December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC. Mr. Sheehy formerly served as outside general counsel to the Company and Southside Bank and is a former director of the Texas Association of Bank Counsel.	1983

NAMED EXECUTIVE OFFICERS	INITIAL ELECTION TO BOARD
JERYL STORY (57) - Mr. Story has served as Executive Vice President of the Company since 2000.  He joined Southside Bank in 1979 and is currently Senior Executive Vice President and a director of Southside Bank and is responsible for all lending functions.
N/A
LEE R. GIBSON, CPA (52) - Mr. Gibson has served as Executive Vice President and Chief Financial Officer of the Company and Southside Bank since 2000.  He is also a director of Southside Bank.  He joined Southside Bank in 1984 and in addition to being the Chief Financial Officer is responsible for management of the investment portfolio and asset-liability management for the Company.  He is Chairman of the board of directors of the Federal Home Loan Bank of Dallas, serves on the Executive Board of the East Texas Area Council of Boy Scouts and the Board of the East Texas Boy Scout Foundation and the board of directors of the Tyler Junior College Foundation.
N/A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 13, 2009 for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our executive officers included in our Summary Compensation Table; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Herbert C. Buie(2)	460,761	3.3%
Alton Cade(3)	42,067	*
Sam Dawson(4)	133,554	1.0%
Robbie N. Edmonson(5)	88,128	*
John R. (Bob) Garrett	300	*
Michael D. Gollob(6)	103,084	*
B. G. Hartley(7)	285,266	2.0%
Melvin B. Lovelady(8)	8,975	*
Joe Norton(9)	166,820	1.2%
Paul W. Powell	42,849	*
William Sheehy(10)	85,232	*
Jeryl Story(11)	118,446	*
Lee R. Gibson(12)	44,588	*
All directors, nominees and executive officers of the company as a group (13 persons).	1,580,070	11.3%

__________
*	Less than 1% of total outstanding shares (14,024,526) as of February 13, 2009.

(1)
Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name.  In addition, shares beneficially owned include stock acquirable by exercise of stock options exercisable within 60 days of February 13, 2009.

(2)
Mr. Buie has sole voting and investment power with respect to 420,163 shares owned individually.  Mr. Buie owns 24,267  shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 10,834 shares owned by Mr. Buie’s wife, 2,870 shares owned by Mrs. Buie as trustee for their son and 2,627 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 16,331 shares, which are included in the total.

(3)
Mr. Cade has joint voting and investment power with his wife with respect to 20,869 shares and also owns 18,098 shares as President of Cochise Company, Inc.  Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust, which owns 3,100 shares.

(4)
Mr. Dawson holds sole voting and investment power with respect to 76,971 shares and has sole voting power, but not investment power, with respect to 10,362 shares owned in the Company's ESOP Plan, in which he is 100% vested.  Also included in the total are 43,729 shares subject to incentive stock options that are exercisable within 60 days of the record date.  Included in the total are 2,492 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial interest.

(5)
Mr. Edmonson has sole voting and investment power with respect to 74,210 shares and has voting power, but not investment power, with respect to 13,918 shares, owned in the Company’s ESOP Plan, in which he is 100% vested.

(6)
Mr. Gollob has sole voting and investment power with respect to 83,539 shares owned individually.  Mr. Gollob also owns 18,787 shares in an individual retirement account and has sole voting and investment power in these shares.  Mr. Gollob’s wife has 758 shares in an individual retirement account and Mr. Gollob disclaims beneficial ownership of these shares, which are included in the total.

(7)
Mr. Hartley has sole voting and investment power with respect to 164,079 shares.  He also has sole voting power, but not investment power, with respect to 18,751 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 23,696 shares owned by Mr. Hartley’s wife (3,348 of those shares are owned in the Company’s ESOP Plan) of which Mr. Hartley disclaims beneficial interest.  Also included in the total are 78,740 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(8)	Mr. Lovelady has joint voting and investment power with his wife with respect to 8,975 shares owned jointly.

(9)
Mr. Norton has sole voting and investment power with respect to 160,033 shares.  Mr. Norton is custodian for his granddaughter for 4,340 shares and his grandson for 2,447 shares, which are included in the total.  Mr. Norton disclaims beneficial interest to these 6,787 shares.

(10)	Mr. Sheehy has sole voting and investment power with respect to 73,176 shares owned individually and 12,056 shares in an individual retirement account.

(11)
Mr. Story owns 87,992 shares and has sole voting and investment power for these shares.  In addition, he has joint voting and investment power with his wife with respect to 79 shares and sole voting, but not investment power, with respect to 10,511 shares owned in the Company’s ESOP plan, in which he is 100% vested.  Also included in the total are 19,864 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(12)
Mr. Gibson has sole voting power and investment power with respect to 561 shares owned individually.  He also has sole voting power, but not investment power, with respect to 9,509 shares owned in the Company’s ESOP plan, in which he is 100% vested.  Also included in the total are 34,518 shares subject to incentive stock options that are exercisable within 60 days of the record date.

CORPORATE GOVERNANCE

Board of Directors Meeting Attendance

The board of directors of the Company met 13 times during the fiscal year.  No member of the board of directors of the Company attended less than 75% of the aggregate meetings of the board of directors and all committees on which such director served during 2008.  All of the Company’s directors were in attendance at the Company’s 2008 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the board of directors and committees on which the directors serve.

Independent Directors

The Company’s common stock is listed on the NASDAQ Global Select Market.  NASDAQ requires that a majority of our directors be “independent directors,” as defined in the NASDAQ Rules.  The Board has affirmatively determined that all of the Company’s directors, other than Messrs. Hartley, Edmonson and Dawson, are independent directors under the NASDAQ Rules.

Shareholder Communication with the Board of Directors

The Company has adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the board of directors by writing to such director(s) or to the whole board of directors in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole board of directors.

Code of Ethics

The Company has adopted a Code of Ethics, applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.  Within the time period required by the Securities and Exchange Commission (“SEC”) and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.

Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline.  This is a toll free, 24-hour, seven-day-a-week hotline.  This is a confidential service in which officers and employees can speak with an independent company regarding any questionable accounting or auditing matters, including but not limited to the following:  fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and therefore encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

Board Committees

The board of directors of the Company has three standing committees:

•	Audit Committee;
•	Nominating Committee; and
•	Compensation Committee.

Subsidiary Board of Directors

The board of directors of Southside Bank has five standing committees:

•	Executive Committee;
•	Loan/Discount Committee;
•	Trust Committee;
•	Compliance/EDP/CRA Committee; and
•	Investment/Asset-Liability Committee.

These committees were formed to assist the board of directors of Southside Bank and the Company in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below:

COMMITTEES OF THE COMPANY

Audit Committee of Southside Bancshares, Inc.

The Audit Committee of the board of directors consists of seven directors as named below.  Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing standards and applicable SEC rules.  In addition, the Nominating Committee of the board of directors has unanimously determined that Mr. Lovelady, a CPA, qualifies as an “audit committee financial expert” as defined by the SEC.  Mr. Lovelady is retired from the accounting firm of Henry & Peters, PC, and is currently associated with Bridge Wealth Management, LLC as a CPA and a Registered Representative.  The Nominating Committee of the board of directors has unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing standards.

The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to the approval of the board of directors.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Committee met 15 times during 2008.

Audit Committee Charter

The board of directors has adopted a formal written Audit Committee charter that outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Audit Committee.  A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Continuing Education

The audit committee of a publicly traded company’s board of directors plays a crucial role in the corporate governance of that company.  It is responsible for overseeing the company’s accounting and financial reporting, as well as for monitoring and evaluating the independent and internal audit processes.  The importance of the audit committee’s role has grown tremendously in recent years as a result of the passage of the Sarbanes-Oxley Act of 2002.  The enactment of Sarbanes-Oxley raised the level of performance required for board of directors and audit committee members.  To ensure each director and audit committee member clearly understands his responsibilities, the Company provides each member of the audit committee and other directors the opportunity for continuing education.  The entire board of directors were invited and each member of the audit committee attended a training session during 2007 that was designed for audit committees, accountants, auditors and financial professionals who have a need to thoroughly understand the Sarbanes-Oxley Act, the internal control requirements thereunder, the relationship between Sarbanes-Oxley and corporate fraud, corporate governance, ethics issues for auditors and corporate officers, the audit committee’s required function, whistle blower provisions, enhanced disclosure requirements for financial reporting and the requirements related to the detection of fraud under SAS 99.  In addition to audit materials the audit committee receives throughout the year, the audit committee has determined that each member should attempt to attend a training class at a minimum every three years.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended December 31, 2008.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, the internal auditor and PwC, the Company’s independent registered public accounting firm, with and without management present.  The Audit Committee included in its review of the independent registered public accounting firm’s examinations, management’s assertion on design and effectiveness of the Company’s internal controls, and the quality of the Company’s financial reporting.  The Committee also reviewed the Company procedures and internal control processes designed to ensure full, fair, and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC.  The Audit Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with PwC matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (Professional Standards).  In addition, the Audit Committee has discussed with PwC their independence from management and the Company, as well as the matters in the written disclosures received from PwC and required by applicable requirements of the Public Company Accounting Oversight Board.  The Audit Committee received a letter from PwC confirming its independence and discussed it with PwC.  The Audit Committee discussed and reviewed with PwC critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC audits and all fees paid to PwC during the fiscal year.  The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PwC for the Company.  The Audit Committee has reviewed and considered the compatibility of PwC performance of non-audit services with the maintenance of PwC independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Submitted by the Audit Committee of the board of directors of Southside Bancshares, Inc.

Melvin B. Lovelady, CPA, Chairman	Joe Norton
Herbert C. Buie	Paul W. Powell
Alton Cade	William Sheehy
Michael D. Gollob, CPA

Nominating Committee of Southside Bancshares, Inc.

The Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Board.  The Committee is comprised of Messrs. Buie (Chairman), Norton, Powell and Sheehy, each of whom is an independent director of the Company, as defined by the current NASDAQ standards, and a director of Southside Bank.  The Nominating Committee met 3 times in 2008.

The Nominating Committee identifies candidates to the board of directors by introduction from management, members of the board of directors, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit recommendations for the 2010 Annual Meeting should write to the Nominating Committee in care of the Assistant Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a shareholder proposal required by Rule 14a-8: (1) name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience and other relevant information; (2) explain in the submission why the shareholder believes the candidate would be an appropriate director for the Company and the benefits and attributes that the candidate will provide to the Company in serving as a director; (3) provide evidence of ownership of the Company’s securities along with the recommendation; and (4) indicate whether the Company may identify the shareholder in any public disclosures that it makes regarding the consideration of the director candidate.  Recommendations must be filed with the Assistant Corporate Secretary on or before November 13, 2009 in order to be considered for nomination at the 2010 Annual Meeting.

In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the board of directors and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s board of directors.  The Nominating Committee is not obligated to nominate any individual for election.  No shareholder recommendations or nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee and Audit Committee and designating individuals, if any, as an “audit committee financial expert.”  These nominations are then submitted to the board of directors for final approval.

Nominating Committee Charter

The board of directors has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, delineates the membership requirements and addresses the key responsibilities of the Nominating Committee.  A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee of Southside Bancshares, Inc.

The Compensation Committee of the Company determines the compensation recommendations for the executive officers of the Company, all of whom are also executive officers of Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approves the compensation of the executive officers.

The Compensation Committee consists of Messrs. Buie, Norton (Chairman), Powell and Sheehy, each of whom is a non-employee, independent director of the Company, as defined by the current NASDAQ standards, and a director of Southside Bank.  The Committee met 11 times in 2008.

Compensation Committee Charter

The board of directors has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, delineates the membership requirements and addresses the key responsibilities of the Committee.  A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2008:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see "Transactions with Directors, Officers and Associates."

Compensation Committee Report

The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The board of directors of the Company considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2009 Annual Meeting, each of which will be filed with the SEC.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Submitted by the Compensation Committee of the board or directors of Southside Bancshares, Inc.

Joe Norton, Chairman
Herbert C. Buie
Paul W. Powell
William Sheehy
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the board of directors (“the Committee”) has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2008 to the Company’s Chief Executive Officer, Chief Financial Officer and the next two most highly compensated executive officers for fiscal 2008, who are referred to as the “named executive officers” or “NEOs.”  The Committee attempts to ensure that the total compensation paid to the NEOs is fair, reasonable, and competitive.

The Committee conducts an annual base salary and bonus compensation level review of the NEOs and develops incentive compensation programs when appropriate.  The Committee engages an outside consultant, as needed, to prepare an independent executive compensation review to assist in determining compensation levels for the NEOs, as needed.  During 2007, the Committee engaged Clark Consulting to prepare an executive compensation review to assist in determining compensation levels for the NEOs.  During 2008 the Committee reviewed internally prepared peer bank information to assist in determining compensation levels for the NEOs.  The Company does not have specific performance goals for the NEOs, but instead reviews each NEOs contribution to the overall performance of the Company, changes in duties and responsibilities, requirements placed on the NEO in order to meet performance standards, skills and talents demonstrated during the year and leadership skills when determining compensation.  The Committee also reviews and develops recommendations for director compensation, including committee service fees.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation plan is one that is designed to reward long-term and strategic performance, and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward performance.

Role of Executive Officers in Compensation Decisions

The Committee makes recommendations to the board of directors regarding all compensation decisions for the NEOs.  The Chief Executive Officer provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the Chief Executive Officer’s personal observation of each NEOs performance, commitment and contribution to the Company.  The Chief Executive Officer is not involved with any aspect of determining his own pay.

Setting Executive Compensation

Based on the compensation objectives noted above, the Committee has structured the NEOs annual compensation to be competitive and to motivate and reward the NEOs for their performance.  In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  During Committee discussions regarding setting NEO compensation for 2008, the Committee utilized an Executive Compensation Review prepared by Clark Consulting specifically for the Committee.  This Executive Compensation Review consisted of a custom peer group selected by Clark Consulting based on asset size, location and performance (the “Compensation Peer Group”).  The Compensation Peer Group is comprised of banks in Texas and surrounding states, against which Clark Consulting and the Committee believes the Company competes for talent.  The companies comprising the Compensation Peer Group are:

BancFirst Corporation	Southwest Bancorp, Inc.
IBERIABANK Corporation	Pinnacle Financial Partners, Inc.
First Financial Bankshares, Inc.	CoBiz Financial Inc.
First State Bancorporation	Cadence Financial Corporation
Centennial Bank Holdings, Inc.	Green Bankshares, Inc.
Simmons First National Corporation	First M&F Corporation
Renasant Corporation	Enterprise Financial Services Corp
Bank of the Ozarks, Inc.	Trinity Capital Corporation
Great Southern Bancorp, Inc.	Encore Bancshares, Inc.
Home Bancshares, Inc.	MetroCorp Bancshares, Inc.

The Compensation Peer Group data is used for comparative purposes only.  The Committee evaluates the Compensation Peer Group data and reviews and discusses potential differences in job responsibilities and tenure for each NEO position when compared to the Compensation Peer Group.  Based on this review and discussion of each NEO, the Committee determines what weight the Compensation Peer Group data should be given when determining the NEOs total compensation.  There is no pre-established policy or target for the allocation among different types of compensation.  In determining the appropriate mix of compensation, the Committee took into consideration that the Company does not currently have any equity-based compensation plans available to use as part of its executive officer compensation program.  This has resulted in an overall higher cash compensation level when compared to the Compensation Group median.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for NEOs were:

•	Base salary;
•	Bonus;
•	Retirement benefits;
•	Perquisites and other personal benefits; and
•	Health and Welfare Benefits

Base Salary

The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for NEOs are determined for each executive based on their position and responsibility by using available market data adjusted for duties and responsibilities.

During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;
•	internal review of the executive’s compensation, both individually and relative to our other officers;
•	overall individual performance of the executive;
•	scope of responsibilities;
•	experience; and
•	tenure with the Company.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.  Merit based increases to salaries of NEOs are based on the Committee’s assessment after considering recommendations of the Chief Executive Officer.  The NEO salary increase approved by the Committee for 2008 resulted from the Chief Executive Officer’s recommendations, a review of peer group and salary survey information and also considered NEO and company performance.  In making its final decision the Committee also considered the lack of equity incentives to offer as part of a compensation package.

Bonus

All officers and employees of the Company have historically been paid an annual bonus equal to 12.5% of base salary.  While referred to as a bonus, the 12.5% has been paid to all employees for over 25 years and is considered by most employees as part of their base salary and is often referred to as deferred compensation, even though it is paid in the same calendar year and approved as a bonus by the board of directors.  The Committee has in prior years recommended a special year end bonus in excess of the 12.5% bonus for NEOs, based on a combination of individual and Company performance.  The Committee determined that a special year end bonus was warranted based on overall record Company performance during 2008.  The Committee considered the increase in net income, earnings per share, return on shareholders equity and other performance metrics, combined with overall Company objectives achieved and individual NEO performance.  Based on these factors the Committee recommended a $75,000 special year end bonus for each of Mr. Dawson and Mr. Story and a $100,000 special year end bonus for each of Mr. Hartley and Mr. Gibson.

Retirement Benefits

Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide longer-term benefits to the Company.  The Company believes that its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, are needed to ensure that our executive compensation remains competitive.

Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. The Company maintains a 401(k) plan (the “401(k) Plan”), a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has entered into deferred compensation agreements with each of the NEOs that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has also entered into split dollar agreements with each of the NEOs which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the summary compensation table in this proxy statement.

Proposed 2009 (Equity) Incentive Plan

As we have mentioned in the CD&A, we currently do not have a plan that provides for the grant of equity awards to our employees, officers or directors.  The primary purpose of the 2009 Plan (as defined below) is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  The Committee did not review perquisites during 2008, and there were no changes in the types of perquisites provided in 2008.  Perquisites provided to NEOs during 2008 were Company paid club dues and a Company provided automobile.  Club memberships are made available to various officers who are expected to routinely need a place to entertain customers or prospective customers.  NEOs are the only officers with Company owned vehicles, while others are paid a fixed monthly mileage allowance.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents, including NEOs.  The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs.  The benefits include: medical, prescription, dental, employee life, group life, and flexible spending accounts.  NEOs participate in these employee benefit plans generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a salary requirement, is a bank provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.

Severance

The Company entered into Employment Agreements with Sam Dawson, President and Chief Operating Officer, and Lee R. Gibson, Executive Vice President and Chief Financial Officer in October, 2007.  The board of directors determined that it was in the best interests of the Company to retain the services and encourage the continued attention and dedication of Messrs. Dawson and Gibson to their assigned duties.  The severance and change in control termination amounts were negotiated based on these NEOs tenure, scope of responsibilities and other provisions in the agreement.

For a further discussion of the terms of the Employment Agreements, please see the discussion on page 17.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  The Committee intends to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Executive Compensation

The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2008, 2007 and 2006.  This information relates to compensation paid to the NEOs by Southside Bank, as the Company does not directly pay compensation to the NEOs.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus (2)	Change in Pension Value (3)	All Other Compen- sation (4)	Total
B. G. Hartley – Chairman of the Board and Chief Executive Officer of the Company and Southside Bank.	2008	$455,000	$156,875	$–	$85,514	$697,389
	2007	$422,500	$97,813	$–	$86,573	$606,886
	2006	$422,500	$52,813	$–	$83,263	$558,576
Sam Dawson – President, Secretary and Director of the Company; President, Chief Operating Officer and Director of Southside Bank.	2008	$318,000	$114,750	$347,479	$51,987	$832,216
	2007	$300,500	$82,563	$336,836	$21,552	$741,451
	2006	$300,500	$37,563	$154,916	$20,590	$513,569
Jeryl Story – Executive Vice President of the Company; Senior Executive Vice President and Director of Southside Bank.	2008	$300,000	$112,500	$240,490	$17,567	$670,557
	2007	$286,000	$105,750	$243,427	$48,802	$683,979
	2006	$261,000	$32,625	$62,815	$16,733	$373,173
Lee R. Gibson, CPA – Executive Vice President and Chief Financial Officer of the Company and Southside Bank and Director of Southside Bank.	2008	$300,000	$137,500	$176,221	$50,761	$664,482
	2007	$277,500	$79,688	$121,981	$20,453	$499,622
	2006	$277,500	$34,688	$–	$17,889	$330,077

(1)           Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)
Reflects a regular annual bonus equal to 12.5% of base salary plus a special year end bonus of $75,000 paid to each of Mr. Dawson and Mr. Story and a special year end bonus of $100,000 paid to each of Mr. Hartley and Mr. Gibson.

(3)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows:  Mr. Hartley - ($38,962); Mr. Dawson - $146,701; Mr. Story - $102,099 and Mr. Gibson - $67,057.  The change in pension value for the NEOs under the Restoration Plan were as follows:  Mr. Hartley - ($13,834); Mr. Dawson - $200,778; Mr. Story - $138,391; Mr. Gibson - $109,164.  Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(4)	Amounts included in this column are as follows:

	Hartley	Dawson	Story	Gibson
Life Insurance (a)	$27,215	$–	$–	$–
Tax Gross Ups (b)	36,669	2,337	1,564	902
Director Fees from Southside Bank (c)	8,000	8,000	8,000	8,000
Company Provided Automobile (d)	5,801	33,416	5,007	35,517
Club Dues (e)	7,829	8,234	2,996	6,342
Total	$85,514	$51,987	$17,567	$50,761

(a)	Mr. Hartley was paid a bonus to pay life insurance premiums.

(b)
The Company paid gross-up bonuses in accordance with the split dollar agreements during 2008.  In addition, Mr. Hartley was paid a gross up bonus associated with reimbursement of life insurance premiums of $17,785.

(c)	Each NEO is also a director of Southside Bank and received director fees in 2008 of $8,000.

(d)
The NEOs have use of a Company provided automobile.  The incremental cost to the Company during 2008 included fuel, maintenance costs and insurance.  Mr. Dawson and Mr. Gibson received vehicles in 2008 with a net purchase price of $28,836 and $31,050, respectively.

(e)	The incremental cost of Company-provided club dues to the NEOs.

Employment Agreements

The Company maintains employment agreements with Sam Dawson, President and Chief Operating Officer, and Lee R. Gibson, Executive Vice President and Chief Financial Officer (the “Employment Agreements”). The Employment Agreements were entered into as of October 22, 2007 and initially extended through October 22, 2010, with automatic one year term extensions until a party gives 90 days notice of non-renewal.  The agreements are now in effect until October 22, 2011.

Mr. Dawson’s Employment Agreement initially provided for an annual base salary of $300,500 and Mr. Gibson’s Employment Agreement initially provided for an annual base salary of $277,500, each to be reviewed no less frequently than annually by the Committee. The Employment Agreements entitle Messrs. Dawson and Gibson to receive an annual incentive payment of not less than 12.5% of base salary.  The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.

The Employment Agreements entitle Messrs. Dawson and Gibson to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  Finally, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of Messrs. Dawson and Gibson.

The Employment Agreements also provide Messrs. Dawson and Gibson with severance benefits in the event of certain terminations of employment. These benefits are described in “Potential Payments upon Termination or Change in Control” on page 22 of this proxy statement.

Split Dollar Agreements

In 2004, the Company entered into split dollar agreements with each of the NEOs.  The agreements provide that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives’ lives.  The agreements provide the executives with the right to designate the beneficiaries of the death benefits guaranteed in each agreement.  The agreements originally provided for death benefits of an initial aggregate amount of $3.3 million.  The individual amounts are increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%.  As of December 31, 2008, the expected death benefits totaled $4.0 million.  The agreements also state that before and after the executive’s retirement dates, the Company will pay an annual gross-up bonus to the executive in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself. There was no expense associated with the post retirement liability for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information regarding options outstanding for the NEOs as of December 31, 2008.  The NEOs do not have any outstanding stock awards.

Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
B. G. Hartley	24,439	–	$5.42	6/10/2009
	54,301	–	5.00	8/31/2010
Sam Dawson	4,939	–	5.42	6/10/2009
	38,790	–	5.00	8/31/2010
Jeryl Story	74	–	5.42	6/10/2009
	19,790	–	5.00	8/31/2010
Lee R. Gibson, CPA	11,439	–	5.42	6/10/2009
	23,079	–	5.00	8/31/2010

(1)
Reflects awards of time-vesting stock options granted under the 1993 Incentive Stock Option Plan.  All options listed above are fully vested.  The options vested at a rate of 20% per year over the first five years of the ten year option term.

2008 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares acquired under the 1993 Incentive Stock Option Plan, on exercise and the value realized on exercise for each of the NEOs for the year ended December 31, 2008.
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
B. G. Hartley	–	$ –
Sam Dawson	24,067	384,070
Jeryl Story	47,714	748,542
Lee R. Gibson, CPA	17,567	285,676

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2008 regarding shares of common stock that may be issued pursuant to the exercise of stock options outstanding under the Company’s 1993 Incentive Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	317,576	$ 5.42	None
Equity compensation plans not approved by security holders	–	–	–
Total	317,576	$ 5.42	None

2008 PENSION BENEFITS

The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEOs accumulated benefits (determined using interest rate and mortality rate assumptions described below), and the amount of payments during 2008 to each of the NEOs, under each of the Pension Plan, Restoration Plan and deferred compensation agreements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
B. G. Hartley	Pension Plan	N/A	$913,224	$ 152,035
	Restoration Plan	N/A	324,225	53,978
	Deferred Compensation Agreement	N/A	1,259,000	–
	Retirement Agreement	N/A	1,177,000	–
Sam Dawson	Pension Plan	34.5	$ 1,246,213	$ –
	Restoration Plan	34.5	1,035,439	–
	Deferred Compensation Agreement	N/A	274,000	–
Jeryl Story	Pension Plan	29.167	$811,070	$ –
	Restoration Plan	29.167	598,630	–
	Deferred Compensation Agreement	N/A	151,000	–
Lee R. Gibson, CPA	Pension Plan	24.417	$495,247	$ –
	Restoration Plan	24.417	364,067	–
	Deferred Compensation Agreement	N/A	102,000	–

Pension Plan

The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.

On November 3, 2005, our board of directors approved amendments to the Pension Plan which affected future participation in the Pension Plan and reduced the accrual of future benefits.  Entrance into the Pension Plan by new employees was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the plan.  All other employees are eligible to participate under the plan on the first day of the month coincident with or next following the first anniversary of hire.  Eligible participants include any person on the payroll whose wages are subject to withholding for the purposes of federal income tax.  Certain hourly-paid security personnel are excluded.  All of our NEOs at December 31, 2008 were eligible to participate.  Employees are vested upon the earlier of five years credited service or the employee attaining 60 years of age.  Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.

The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date

Formula (1) is an amount equal to:

2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS

1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS

0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Formula (2) is an amount equal to:

0.90% of Final Average Monthly Compensation times Credited Service, PLUS

0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Benefit Formula Definitions

Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.

Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 402(g)(c).  Compensation in the Pension Plan is limited as required.

Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.

Mr. Hartley began receiving payments out of the Pension Plan without retiring upon reaching age 65 under prior language in the plan that allowed all participants to begin receiving payments at age 65, regardless of their employment status.  The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan.  All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan, which included Mr. Hartley.  For the purposes of the Pension Plan, Mr. Hartley is receiving payments as if he were retired.  None of the other NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.

The pension disclosures have been computed using the SFAS 87 assumptions from the financial statements as of the pension measurement date of December 31, 2008, except the SFAS 87 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

SFAS 87 Discount Rate as of 12/31/07	6.25%
SFAS 87 Discount Rate as of 12/31/08	6.10%

Expected Retirement Age	65

Post-Retirement Mortality	RP - 2000 Mortality Table for males and females

Pre-Retirement Mortality, Disability or Turnover	None

Form of Payment
• Qualified Retirement Plan	10-Year Certain & Life Annuity
• Nonqualified Restoration Plan	10-Year Certain & Life Annuity

For a further discussion of the SFAS 87 assumptions, please see Note 14 to our consolidated financial statements on Form 10-K, filed with the SEC on March 3, 2009.

Restoration Plan

The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes an NEOs compensation above a specified compensation limit.  In 2008, for example, the ceiling was $230,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.

Deferred Compensation Agreements

The Company entered into a deferred compensation agreement with Mr. Hartley effective February 13, 1984. The Company entered into deferred compensation agreements with each of Messrs. Dawson, Story and Gibson effective June 30, 1994. The deferred compensation agreements provide additional compensation to the executives upon retirement or other qualifying termination of service.

Mr. Hartley’s deferred compensation agreement entered into in 1984 provides that, upon a termination of employment by reason of death, retirement or an involuntary termination by the Company other than for cause, he will be entitled to receive $467,000 immediately and $1,125,000 payable monthly over 15 years.

Under the terms of their deferred compensation agreements, entered into in 1994, Messrs. Dawson, Story, and Gibson are entitled to receive $500,000, $400,000, and $400,000, respectively, payable monthly over 10 years, if the executive remains in the employment of Southside Bank until his retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a Change in Control (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a Change in Control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a Change in Control, a termination by the executive for “good reason” shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

Retirement Agreement

The Retirement Agreement provides that in each of the five years after his “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986), regardless of whether the separation is by reason of retirement, death or otherwise, the Company shall pay Mr. Hartley $250,000 per year, subject to a 5% increase per year after the first year.  The Company shall continue to make payments to Mr. Hartley’s estate or beneficiaries in the event of his death during the five year period.  In addition, Mr. Hartley shall be entitled to participate in all plans, programs, practices and policies maintained by the Company at that time with respect to retirement or termination of employment.

Potential Payments Upon Termination or Change in Control

The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of employment under various circumstances, assuming that a termination of employment occurred on December 31, 2008.

Employment Agreements

The Company does not have employment agreements with Messrs. Hartley and Story providing for specific benefits upon a termination of employment.  In general, upon termination of their employment, Messrs. Hartley and Story would receive compensation and benefits for which he had already vested.   This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan.

The Company has employment agreements with Messrs. Dawson and Gibson, which govern the terms of each executive’s payments and benefits upon termination or Change in Control, as summarized below.

Termination by the executive except for Good Reason; termination by the Company with Cause. If an executive terminates his employment without Good Reason (as defined in the Employment Agreements) or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his accrued salary and previously vested benefits. In this event, no special severance benefits are payable.

Termination by the executive for Good Reason; termination by the Company without Cause. If an executive terminates his employment for Good Reason or the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	his accrued salary;

•	accrued pay in lieu of unused vacation; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).

Additionally, all equity awards will become immediately vested and exercisable as of the date of termination. Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).

Termination due to death or Disability. If an executive’s employment is terminated due to death or Disability (as defined in the Employment Agreements), he (or his estate) will receive accrued salary and Other Benefits.

Change in Control. If an executive’s employment is terminated due to a Change in Control, he will be entitled to the same payments and benefits as if he had been terminated without Cause. However, instead of the severance payment described above, the severance payment will be calculated as follows:

(a) if the termination occurs more than six (6) months prior to a Change of Control or more than two (2) years after the occurrence of a Change of Control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or

(b) if the termination occurs within six months prior or within two years after the occurrence of a Change of Control, the severance payment shall be the product of 2.99 times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

Gross-Ups. The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.

Restrictive Covenants. The Employment Agreements contain confidentiality provisions and subject Messrs. Dawson and Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period following termination of employment.

Split Dollar Agreements

Under the terms of the split dollar agreements with Messrs. Hartley, Dawson, Story and Gibson, upon a termination of employment by reason of death, disability (as defined in the split dollar agreements), or retirement at or after age 65, or a termination following a Change in Control (as defined in the split dollar agreements), payment of the specified benefits under the split dollar agreements would be triggered. If the executive’s employment is terminated for Cause (as defined in the split dollar agreements), he will forfeit benefits under the split dollar agreements.

Pension Plan, Restoration Plan and Deferred Compensation Agreements

For a description of the termination or Change in Control benefits under the Pension Plan, Restoration Plan and deferred compensation agreements, please see the discussion following the Pension Benefits for Fiscal Year 2008 table.

Retirement Agreement with Mr. Hartley

On November 7, 2008, the Company, Southside Bank and Mr. Hartley, entered into a Retirement Agreement.

The Retirement Agreement terminates and replaces the Post Retirement Agreement, dated June 20, 2001, by and among the Company, Southside Bank and Mr. Hartley.

The Retirement Agreement provides that if Mr. Hartley voluntarily retires as an employee and officer of the Company, he shall simultaneously retire as an employee and officer of Southside Bank, but that the parties expect that he shall continue his services on the boards of directors of the Company and Southside Bank.

The Retirement Agreement provides that in each of the five years after his “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986), regardless of whether the separation is by reason of retirement, death or otherwise, the Company shall pay Mr. Hartley $250,000 per year, subject to a 5% increase per year after the first year.  The Company shall continue to make payments to Mr. Hartley’s estate or beneficiaries in the event of his death during the five year period.  In addition, Mr. Hartley shall be entitled to participate in all plans, programs, practices and policies maintained by the Company at that time with respect to retirement or termination of employment.

Director Compensation

The Company compensated its non-employee directors $1,000 per month in 2008.  Members of the Audit Committee are paid $500 per month and the Chairman of the Audit Committee is paid $900 per month.  The Company’s Nominating and Compensation Committee members are paid $400 per meeting attended.  The non-employee directors of the Company were paid a year-end bonus of $10,000 for their service.

The Company’s non-employee directors, who are also directors of Southside Bank, are paid $500 per Loan and Discount committee meeting and $400 per all other Southside Bank committee meetings, $500 per regular Southside Bank board meetings and an annual bonus of $1,500.  Officers of the Company, who are directors of Southside Bank, are paid $500 per regular Southside Bank board meeting and an annual bonus of $1,500.

2008 DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2008.
Name (a)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total
Herbert C. Buie (1)	$73,700	–	$73,700
Alton Cade (2)	60,000	–	60,000
Michael D. Gollob, CPA (3)	64,800	–	64,800
Melvin B. Lovelady, CPA (4)	71,500	–	71,500
Joe Norton (5)	74,700	–	74,700
Paul W. Powell (6)	75,500	–	75,500
William Sheehy (7)	75,500	–	75,500
Robbie N. Edmonson (8)	7,000	–	7,000

(1)	Herbert C. Buie was compensated $41,700 and $32,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(2)	Alton Cade was compensated $32,000 and $28,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(3)	Michael D. Gollob, CPA was compensated $36,800 and $28,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(4)	Melvin B. Lovelady, CPA was compensated $38,700 and $32,800 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(5)	Joe Norton was compensated $42,700 and $32,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(6)	Paul W. Powell was compensated $43,500 and $32,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(7)	William Sheehy was compensated $43,500 and $32,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(8)
Robbie N. Edmonson, the Company’s Vice Chairman of the Board, is an officer and director of Southside Bank and Southside Bancshares, Inc. and was compensated $7,000 for serving as director of Southside Bank.  Mr. Edmonson received no compensation for his service as director of Southside Bancshares, Inc.

(9)
B. G. Hartley, the Company’s Chairman of the Board and Chief Executive Officer and Sam Dawson, the Company’s President and Secretary, are not included in this table, as they are officers of Southside Bank and thus received no compensation for their service as directors of Southside Bancshares, Inc.  The compensation received by Messrs. Hartley and Dawson as officers and directors of Southside Bank are shown in the Summary Compensation Table.

COMMITTEES OF SOUTHSIDE BANK

Executive Committee and Loan/Discount Committee of Southside Bank

The Executive Committee is authorized to act on behalf of the board of directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Messrs. Buie, Cade, Gollob, Lovelady, Norton, Powell and Sheehy, who are directors of Southside Bank and directors of the Company, but are not officers or employees of either Southside Bank or the Company.  Also serving are Messrs. Hartley (Chairman), Edmonson and Dawson who are directors and officers of the Company and Southside Bank and Messrs. Story and Gibson who are officers of the Company and Southside Bank and directors of Southside Bank.  In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Executive Committee and the Loan/Discount Committee of Southside Bank meets weekly to discharge responsibilities of both committees at a combined meeting and met 51 times in 2008.

Trust Committee of Southside Bank

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  Messrs. Buie, Edmonson, Gollob, Hartley, Norton, Powell, Sheehy and Dawson (Chairman), directors of the Company and Southside Bank, serve on this committee.  Dr. John Walker is an advisory director of Southside Bank and serves as a member of the Trust Committee.  Jeryl Story serves as a member of the Trust Committee and Lee Gibson serves as an advisory member, and both are officers of the Company and Southside Bank and directors of Southside Bank.  Doug Bolles, George Hall, Kathy Hayden and Cayla Washburn, officers of Southside Bank, also serve on this committee.  Messrs. Buie, Gollob, Norton, Powell and Walker are not officers or employees of the Company or Southside Bank.  The Trust Committee met 12 times in 2008.

Compliance, Electronic Data Processing (EDP) and Community Reinvestment Act (CRA) Committee of Southside Bank

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities.  The Compliance/EDP/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank who are not officers or employees.  Those directors are Messrs. Buie, Cade, Gollob, Lovelady (Chairman), Norton, Powell and Sheehy.  The Compliance/EDP/CRA Committee met 12 times in 2008.

Investment/Asset-Liability Committee of Southside Bank

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies, and investment policies.  The members of the Committee are Messrs. Buie, Lovelady, Norton, Powell and Sheehy who are directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an advisory director of Southside Bank.  None of the foregoing individuals are officers or employees of the Company or Southside Bank.  Messrs. Dawson, Edmonson, and Hartley, who are officers and directors of the Company and Southside Bank serve with Messrs. Gibson (Chairman) and Story, officers of the Company and Southside Bank and directors of Southside Bank.  Also serving on the committee are Peter Boyd, Jane Coker, George Hall, Randal Hendrix and Lonny Uzzell, officers and advisory directors of Southside Bank.  Tim Alexander, Bill Clawater, Brian McCabe, Mike Northcutt, and Cayla Washburn, each officers of Southside Bank also serve on the committee.  The Investment/Asset-Liability Committee met 11 times in 2008.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the board of directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the board of directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the board of directors.  The Company expects similar transactions to occur in the future with its executive officers and directors as well as directors and officers of Southside Bank.  In addition, Billie Boyd Hartley, the spouse of B. G. Hartley, and Jane Hartley Coker, the daughter of B. G. Hartley are employed by Southside Bank and received compensation of $136,390 and $198,620, respectively, in 2008.  The board of directors reviews and discusses each potential transaction with a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove the transaction.  Directors or executive officers who are interested in a particular transaction do not vote on the transaction with respect to which they are interested.  While the Company’s board of directors has not adopted a formal written policy with respect to transactions with related persons, it may elect to do so in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal 2008 all Section 16(a) filing requirements were complied with except that:

Director Herbert C. Buie filed a Form 4 to report the purchase of 470 shares of the Company’s stock on December 2, 2008.  Through administrative error, Mr. Buie’s Form 4 reporting the purchase was filed late.

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
SOUTHSIDE BANCSHARES, INC.
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(PROPOSAL 2)

On February 5, 2009, our board of directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to our articles of incorporation increasing the number of authorized shares of common stock, $1.25 par value per share, from 20 million shares to 40 million shares.

Our board of directors believes that the proposed amendment will give the Company increased flexibility in structuring capital-raising transactions on favorable terms and seeking out attractive acquisition opportunities and joint ventures in the future.

The proposed amendment is reflected in the Amended and Restated Articles of Incorporation attached to this proxy statement as Appendix A.  The Amended and Restated Articles of Incorporation also reflect all amendments to the Company’s articles of incorporation previously approved by the Company’s board of directors and shareholders and currently in effect.

Reasons for Amendment

The board of directors believes that it is desirable and in the best interests of the Company and its shareholders that there be a substantial number of authorized but unissued shares of common stock in order to assure flexibility of action in the future and meet our future business needs as they arise. The board of directors believes that having the authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the authorized shares at a later date and will enhance its ability to respond promptly to any opportunities that may arise.  For example, such additional authorized shares may become necessary in connection with the declaration of stock dividends or stock splits, future public and private financings, investment opportunities, other distributions, or other corporate purposes.

The Company may from time to time consider acquisitions as opportunities arise, which may involve the issuance of additional shares of common stock or securities convertible into shares of common stock. It is widely expected that the United States Department of the Treasury’s Capital Purchase Program and its other programs aimed at addressing the current financial crisis may spur consolidation in the banking industry. By having additional common stock authorized, we can be prepared to act quickly if opportunities arise.

Also, additional shares of common stock may be necessary to meet anticipated future obligations under our proposed Southside Bancshares, Inc. 2009 Incentive Plan that is subject to shareholder approval as described in Proposal 3 of this proxy statement, under which we may grant future equity awards to our employees, officers and directors. We believe that this benefit plan is critical to retaining and recruiting a qualified management team.

If Proposal 2 is approved, the number of authorized shares of common stock will be increased and the board of directors will have the right to issue, without further shareholder approval, subject to potential NASDAQ restrictions described below, an additional 20 million shares of common stock. If approved, the amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas promptly after the Annual Meeting.

Anti-Takeover Effect

The proposed increase in the authorized number of shares of common stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of common stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the board of directors is not aware of any attempts to take control of the Company and has not presented this Proposal 2 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.

Terms of the Common Stock

If Proposal 2 is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the board of directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our common stock is traded on the NASDAQ Global Select Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company’s then outstanding shares of common stock at a discount to the greater of book or market value of the Company in connection with a private financing or an acquisition or merger.

The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 20 million shares to be authorized would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently authorized, issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of common stock. Accordingly, the issuance of additional shares of common stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

The board of directors unanimously recommends that you vote FOR approval of the amendment to the articles of incorporation of the Company to increase the number of authorized shares of common stock.

APPROVAL OF THE SOUTHSIDE BANCSHARES, INC. 2009 INCENTIVE PLAN
 (PROPOSAL 3)

On February 5, 2009, our board of directors adopted, subject to shareholder approval at the Annual Meeting, the Southside Bancshares, Inc. 2009 Incentive Plan (the “2009 Plan”). The 2009 Plan will become effective as of the date it is approved by the shareholders.

We currently do not have a plan that provides for the grant of equity awards to our employees, officers or directors.  We previously maintained the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan (the “1993 Plan”), which expired on March 31, 2003.  There are stock options outstanding under the 1993 Plan with respect to an aggregate of approximately 317,576 shares of our common stock as of February 13, 2009.  We have not granted awards under the 1993 Plan since 2003.

A summary of the 2009 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2009 Plan, which is attached to this proxy statement as Appendix B.

Summary of the 2009 Plan

Purpose. The primary purpose of the 2009 Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.

Administration. The 2009 Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2009 Plan; and make all other decisions and determinations that may be required under the 2009 Plan. The full Board of Directors may at any time administer the 2009 Plan. If it does so, it will have all the powers of the Committee under the 2009 Plan.

Eligibility. The 2009 Plan permits the grant of incentive awards to employees, officers, consultants or directors of the Company and its affiliates as selected by the Committee.  As of February 13, 2009, the number of eligible participants was approximately 484. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2009 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•
stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•
restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•
performance awards, which are payable in cash or stock (as specified in the award certificate) upon the attainment of specified performance goals (any award that may be granted under the 2009 Plan may be granted in the form of a performance award);

•
dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award;

•	other stock-based awards at the discretion of the Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2009 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2009 Plan is 1,000,000.  The maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2009 Plan is 1,000,000.

Limitations on Individual Awards. The maximum number of shares of common stock subject to stock-based awards that may be granted under the 2009 Plan in any twelve-month period to any one person is as follows:

Options	35,000
Stock appreciation rights	35,000
Restricted stock	25,000
Restricted stock units and deferred stock units	25,000
Other stock-based awards	25,000

The aggregate dollar value of any cash-based award that may be paid to any one participant during any one fiscal year under the 2009 Plan is $500,000.

Performance Goals. All options and stock appreciation rights granted under the 2009 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2009 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

-	Revenue
-	Sales
-	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
-	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
-	Net income (before or after taxes, operating income or other income measures)
-	Cash (cash flow, cash generation or other cash measures)
-	Stock price or performance
-	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
-	Economic value added
-	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
-	Market share
-	Improvements in capital structure
-	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
-	Business expansion or consolidation (acquisitions and divestitures)
-	Internal rate of return or increase in net present value
-	Productivity measures
-	Cost reduction measures
-	Strategic plan development and implementation

The Committee must establish such goals at the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.  The Committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability:

•
all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

•	all time-based vesting restrictions on his or her outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A)
upon the occurrence of a change in control of the Company (as defined in the 2009 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board of Directors:

•	all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on target and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control, and

(B)
with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the 2009 Plan), then:

•	all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Acceleration upon Certain Other Events. Subject to limitations applicable to certain qualified performance-based awards, the Committee may, in its discretion, accelerate awards in connection with a participant’s termination of service or upon a change in control of the Company. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. If we are involved in a corporate transaction between us and our shareholders that causes the value of a share of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization and annual grant limits under the 2009 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2009 Plan and outstanding awards as it deems necessary to preserve the benefits or potential benefits of the awards.  In the event of a stock-split, a declaration of a dividend payable in shares of common stock, or a combination or consolidation of our common stock into a lesser number of shares, the share authorization and annual grant limits under the 2009 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award.

Termination and Amendment. Our Board of Directors or the Committee may, at any time and from time to time, terminate or amend the 2009 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2009 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options or stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of our shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of our shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2009 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2009 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2009 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2009 Plan and do not have a deferral feature, are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards will be specially designed or may be amended, or the 2009 Plan may be amended, to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2009 Plan.

Benefits to Named Executive Officers and Others
As of February 6, 2009, no awards had been granted under the 2009 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2009 Plan in the future.

The board of directors unanimously recommends that you vote FOR approval of the 2009 Incentive Plan.

SHAREHOLDER PROPOSAL
(PROPOSAL 4)

Gerald R. Armstrong of 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, owner of approximately 560 shares of Southside Bancshares, Inc. common stock (as of November 12, 2008), has notified the Company that he intends to present the following non-binding proposal and related supporting statement at the annual meeting.

Shareholder Proposal

The proposal is as follows:

“RESOLUTION: That the shareholders of SOUTHSIDE BANCSHARES, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

The proponent’s supporting statement is as follows:

“The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at C H Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., Chesapeake Utilities Corp. upon presentation of a similar resolution by the proponent during 2008.  The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Board of Directors’ Statement in Opposition

The board of directors recommends that you vote AGAINST this proposal.

The Company and its board of directors are committed to good corporate governance practices that will benefit the Company’s shareholders. The Company’s classified board structure has been in place since 1991. Neither the board of directors nor the Nominating Committee believes that directors who serve three-year terms are any less accountable to shareholders than directors who serve a series of one-year terms. As part of our commitment to corporate governance, the board of directors regularly evaluates the Company’s corporate governance practices to ensure that such practices, including the staggered election of directors, remain in the best interests of the Company and its shareholders. The Nominating Committee recently reviewed this particular shareholder proposal and considered the current industry environment and arguments for and against the staggered election system, including benefits of the staggered system for a financial institution such as the Company. After careful consideration, the Nominating Committee concluded that the staggered election of directors remains in the best interest of the Company and its shareholders and recommended to the board of directors that the staggered election system should be maintained. Based on the Nominating Committee’s conclusion and recommendation, the board of directors has determined that the staggered election of directors remains in the best interest of the Company and its shareholders, and that no action should be taken at the present time.

The board of directors opposes the proposal for the following reasons:

• Financial Performance — The proponent’s statement lists corporations that proponent maintains de-classified their boards of directors because of the proponent’s efforts.  Our board of directors has not verified that statement to be true. However, the board of directors feels strongly that what may be appropriate for one company is not appropriate for all. This “one size fits all” view does not take into account the differences among companies and their management. Shareholders must look at the history and performance of a company and its record of providing shareholder value. The Company has an excellent record of providing shareholder value, including during the recent turbulent economic times, and the board of directors and management have demonstrated accountability to the shareholders through the financial performance of the Company. In particular, we note that:

▪ The Company has paid a cash dividend every year since 1970 and increased the quarterly dividend in the second quarter of 2008.  Additionally, every year since 1993, the Company has declared and paid stock dividends of 5%.  Recently, the Company also paid a special cash dividend of $.03 per share in the third quarter of 2008 and $.06 per share in the fourth quarter of 2008, at a time when many financial institutions are drastically reducing their dividends or eliminating them all together.

▪ The Company reported record earnings per share for the third and fourth quarters of 2008 and for the year ended December 31, 2008.

▪ The Company recorded, in the year 2008, the highest net income, loans, deposits and assets in the history of the Company.

• Continuity and Experience — The Company’s classified board structure is designed to promote continuity of leadership. Electing directors to staggered three-year terms helps ensure that the board of directors will have directors with prior experience and knowledge of the Company’s business and strategy.  Experience and continuity are especially important in the turbulent economic environment.  Directors with this experience are a valuable resource and are well-positioned to make fundamental decisions in the best interests of the Company and its shareholders.  The board of directors believes that this continuity and experience facilitates the Company’s ability to maximize shareholder value and that the risk of losing all of its incumbent directors in a single year could result in significant harm to the Company and its shareholders.  A classified board also helps the Company attract and retain highly qualified individuals willing to invest the time and dedication necessary to understand the Company, its operations and competitive environment and concentrate on long-term planning and appropriate use of financial and other resources.  Directors who have a solid knowledge of the Company, a broader perspective on its operations, and a better understanding of its future plans and opportunities are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its shareholders. This structure further enables the directors to build on past experience for more effective long-term strategic planning.

• Protection Against Hostile Bidders — In the event of an unfriendly or unsolicited effort to take over or restructure the Company, the Company’s classified board structure facilitates the board of directors’ ability to obtain the best outcome for the Company’s shareholders by giving it time to negotiate with the hostile bidder and to consider alternative methods of maximizing shareholder value.  If a hostile bidder wages a proxy contest to gain control of the board of directors in order to facilitate the acceptance of its bid, a classified board structure only allows the hostile bidder to replace one-third of the Company’s existing directors at any annual shareholders’ meeting.  Such a bidder would be required to stage and win proxy contests at two successive annual shareholders’ meetings in order to gain control of the board of directors.  Therefore, the classified board structure prevents a rapid takeover of the Company and requires a potential buyer to negotiate with a board of directors consisting of a majority of seasoned directors independent of the potential acquiror.  This leverage is critical given the possibility for a potential bidder to attempt to exploit temporarily depressed valuations.  Declassification of the board of directors would eliminate these benefits and therefore provide the board of directors with less time to evaluate a takeover proposal, negotiate the best result for all shareholders and consider alternatives.

• Independence — Seven of the Company’s 10 current directors are independent in accordance with the NASDAQ corporate governance standards.  Electing directors to three-year terms enhances the independence of non-management directors.  The longer term provides non-management directors with insulation from the pressure of management or special interest groups that may be more focused on short-term results, as opposed to the long-term interests of all shareholders.  Directors who do not have to worry about annual elections are more likely to resist short-term decision-making and more likely to be an advocate for long-term results.

• Shareholders’ interest — The Company’s directors are also significant shareholders, who own approximately 9% of the Company’s stock on a combined basis.  As a result, they share the long-term interests of the Company’s shareholders.

• Accountability — The Company’s directors are fully accountable to its shareholders, and their duties as directors are the same regardless of the length of their terms.  Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.  The benefits of a staggered election system do not come at the cost of directors’ accountability to shareholders. All directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of the length of their term. It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, that drives effective corporate governance and protects the interests of shareholders.  The annual election of one-third of the directors provides shareholders with an effective means to cause change and communicate their view on the performance of the Company and its directors.

In order for the Shareholder Proposal to be approved at the Company’s Annual Meeting, it would have to receive the affirmative vote of a majority of the shares entitled to vote, and that vote for or against or expressly abstain from voting, on the proposal. If approved, this proposal would not automatically eliminate the Company’s classified board structure.  Rather, it is a non-binding proposal requesting that the Company’s board of directors take the necessary steps to declassify the board of directors.  A formal amendment repealing the classified board provision of the Company’s articles of incorporation would need to be recommended by the Company’s board of directors and submitted to the Company’s shareholders for approval at a subsequent shareholders’ meeting.  In order for this amendment to our articles of incorporation to be approved, it would have to receive the affirmative vote of at least two-thirds of the outstanding shares of common stock.

The board of directors believes it is in the best interests of the Company’s shareholders to reject Proposal 4 and recommends a vote AGAINST this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 and has been selected by the Audit Committee as the Company’s independent auditors for the year ending December 31, 2009.  The Company’s Audit Committee makes the appointment of the independent registered public accounting firm annually.  The decision of the Audit Committee is based on both the audit scope and estimated audit fees.  Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of shareholders.

Independent Auditor Fees

The following table represents aggregate fees incurred for the Company for fiscal years ended December 31, 2008 and 2007, by PwC, the Company’s independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2008	2007
Audit Fees (a)	$405,000	$485,917
Audit-Related Fees (b)	5,000	29,037
Tax Fees (c)	93,169	41,525
All Other Fees (d)	1,599	1,599
Total Fees (e)	$504,768	$558,078

(a)	Fees relating to various accounting matters.
(b)	Fees for services during 2008 related to student loan attestation. Fees for services during 2007 related to purchase accounting, stock dividends and stock splits.
(c)
Fees for services during 2008 for federal tax preparation, advice and planning were $43,661, state margin tax preparation, advice and planning were $21,760 and transaction cost analysis in connection with the acquisition of Fort Worth Bancshares, Inc. were $27,748.

(d)	Fees for use of the PwC online research financial library.
(e)	The above fees exclude $17,295 and $11,025 in out-of-pocket reimbursed travel expenses for the years ended December 31, 2008 and 2007, respectively.

Auditor Fees Pre-approval Policy

In 2008, the Audit Committee readopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently PwC.  The Policy requires that all services PwC may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee.  The Committee pre-approved all audit and non-audit services provided by PwC during 2008.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 5)

The audit committee of the board of directors has selected PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and to serve until the next annual meeting in April 2010.  PwC has served as the Company’s independent registered public accounting firm since 1991.  We have been advised by PwC that neither its firm nor any of its members had any financial interest, direct or indirect, in us nor has had any connection with us or any of our subsidiaries in any capacity other than independent auditors.  The board of directors recommends that you vote for the ratification of the selection of PwC.  Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the board of directors is submitting this matter to the shareholders as what we believe is a matter of good corporate practice.  If the shareholders do not ratify the appointment of PwC, then the appointment of an independent registered public accounting firm will be reconsidered by our audit committee.  Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.  Representatives of PwC are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

The board of directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year 2009.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2008, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website, www.southside.com/investor, under the topic Documents.

SHAREHOLDER PROPOSALS

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the board of directors’ proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the board of directors’ proxy solicitation materials for the 2010 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 13, 2009.  Proposals must comply with all applicable SEC rules.  The board of directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2010 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the board of directors’ proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2010 Annual Meeting, but who does not submit the proposal for inclusion in the board of directors’ proxy, assuming that the 2010 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than December 20, 2009 and no later than January 19, 2010.

For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2010 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in its discretion if:  (1) the proposal is received before December 14, 2009 and we advise shareholders in the 2010 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before December 14, 2009.

GENERAL

The board of directors does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board
Tyler, Texas
March 13, 2009

APPENDIX “A”

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
(With Amendments)
OF
SOUTHSIDE BANCSHARES, INC.

Pursuant to the Texas Business Corporation Act, Southside Bancshares, Inc., a Texas corporation (the “Corporation”), hereby adopts these Amended and Restated Articles of Incorporation (the “Restated Articles”), which accurately reflect the original Articles of Incorporation and any amendments thereto (collectively, the “Original Articles”) and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof:

1.           The name of the Corporation is Southside Bancshares, Inc.

2.           Article Four of the Original Articles is amended in its entirety to read as set forth in Article Four of the Restated Articles.

3.           The amendment described in Paragraph 2 above to the Original Articles was proposed by the Board of Directors of the Corporation and recommended to the shareholders and the number of votes cast for the amendment by the shareholders was sufficient for approval of the amendment, in conformity with the provisions of the Texas Business Corporation Act and the Original Articles and Bylaws of the Corporation.

4.           The following Restated Articles accurately copy the Original Articles and as further amended by the Restated Articles and contain no other change in any provision thereof and such Restated Articles supersede the Original Articles:

[Remainder of page left intentionally blank]

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SOUTHSIDE BANCSHARES, INC.

ARTICLE ONE

The name of the Corporation is Southside Bancshares, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are:

(a)              To engage in the acquisition and ownership of equity or debt securities of national or state banks; the acquisition and ownership of equity or debt securities of other corporations, and the conduct of such other businesses as will not be in violation of any state or national laws, including banking laws, or rules or regulations promulgated from time to time thereunder; and

(b)              To engage in all other lawful acts or activities for which corporations may be organized under the laws of the State of Texas.

ARTICLE FOUR

(a)           The total number of shares of capital stock that the Corporation shall have authority to issue is 40,000,000 shares of common stock, $1.25 par value per share.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00.

ARTICLE SIX

The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

ARTICLE SEVEN

The shareholders of the Corporation shall not have preemptive rights.

ARTICLE EIGHT

The Corporation, at the option of the Board of Directors, may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefore and unrestricted reduction surplus available therefore, and to any further extent that may be allowed by law.

ARTICLE NINE

No contract or other transaction between the Corporation and one or more of its Directors, officers, or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's Directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such Board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

ARTICLE TEN

The address of its Registered Office is 1201 S. Beckham, Tyler, Texas 75710, and the name of its Registered Agent at such address is B. G. Hartley.

ARTICLE ELEVEN

The number of Directors shall be set at ten (10) until changed in the manner provided in the By-Laws of the Corporation, except that no such change shall shorten the term of an incumbent director. The Directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1993, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1994, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1995, with the members of each class to hold office until their successors are elected and qualified, until his death or retirement or until he shall resign or be removed in the manner provided in the By-Laws. In any such event, such director's successor shall become a member of the same class of directors as his predecessor.

The names of the current directors are listed below and the address of each of the directors is 1201 South Beckham Avenue, Tyler, Texas 75701.

Herbert C. Buie	B. G. Hartley
Alton Cade	Melvin B. Lovelady
Sam Dawson	Joe Norton
Robbie N. Edmonson	Paul W. Powell
John R. Garrett	William Sheehy

ARTICLE TWELVE

The name and address of the Incorporator is Gary F. Kissiah, 1400 United Bank Tower, 400 West 15th Street, Austin, Texas 78701.

ARTICLE THIRTEEN

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

[Signatures on following page]

EXECUTED this ___ day of ______________, 2009.

SOUTHSIDE BANCSHARES, INC.

By: ______________________________
B. G. Hartley
Chief Executive Officer

________________________________
Sam Dawson, Secretary

APPENDIX “B”

SOUTHSIDE BANCSHARES, INC.
2009 INCENTIVE PLAN

ARTICLE 1	PURPOSE	3
1.1	General	3
ARTICLE 2	DEFINITIONS	3
2.1	Definitions	3
ARTICLE 3	EFFECTIVE TERM OF PLAN	7
3.1	Effective Date	7
3.2	Termination of Plan	7
ARTICLE 4	ADMINISTRATION	7
4.1	Committee	7
4.2	Action and Interpretations by the Committee	7
4.3	Authority of Committee	8
4.4	Delegation	8
4.5	Award Certificates	8
ARTICLE 5	SHARES SUBJECT TO THE PLAN	8
5.1	Number of Shares	8
5.2	Share Counting	8
5.3	Stock Distributed	9
5.4	Limitation on Awards	9
ARTICLE 6	ELIGIBILITY	9
6.1	General	9
ARTICLE 7	STOCK OPTIONS	9
7.1	General	9
7.2	Incentive Stock Options	10
ARTICLE 8	STOCK APPRECIATION RIGHTS	10
8.1	Grant of Stock Appreciation Rights	10
ARTICLE 9	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	11
9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred
	Stock Units	11
9.2	Issuance and Restrictions	11
9.3	Forfeiture	11
9.4	Delivery of Restricted Stock	11
ARTICLE 10	PERFORMANCE AWARDS	11
10.1	Grant of Performance Awards	11
10.2	Performance Goals	11
ARTICLE 11	QUALIFIED PERFORMANCE-BASED AWARDS	12
11.1	Options and Stock Appreciation Rights	12
11.2	Other Awards	12
11.3	Performance Goals	12
11.4	Inclusions and Exclusions from Performance Criteria	13
11.5	Certification of Performance Goals	13
11.6	Award Limits	13
ARTICLE 12	DIVIDEND EQUIVALENTS	13
12.1	Grant of Dividend Equivalents	13
ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	13
13.1	Grant of Stock or Other Stock-Based Awards	13
ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	13
14.1	Term of Award	13
14.2	Form of Payment for Awards	13
14.3	Limits on Transfer	14

14.4	Beneficiaries	14
14.5	Stock Trading Restrictions	14
14.6	Acceleration upon Death or Disability	14
14.7	Effect of a Change in Control	15
14.8	Acceleration for Other Reasons	15
14.9	Forfeiture Events	15
14.10	Substitute Awards	16
ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	16
15.1	Mandatory Adjustments	16
15.2	Discretionary Adjustments	16
15.3	General	16
ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	16
16.1	Amendment, Modification and Termination	16
16.2	Awards Previously Granted	16
16.3	Compliance Amendments	17
ARTICLE 17	GENERAL PROVISIONS	17
17.1	Rights of Participants	17
17.2	Withholding	17
17.3	Special Provisions Related to Section 409A of the Code	18
17.4	Unfunded Status of Awards	18
17.5	Relationship to Other Benefits	19
17.6	Expenses	19
17.7	Titles and Headings	19
17.8	Gender and Number	19
17.9	Fractional Shares	19
17.10	Government and Other Regulations	19
17.11	Governing Law	19
17.12	Additional Provisions	19
17.13	No Limitations on Rights of Company	19
17.14	Indemnification	19

SOUTHSIDE BANCSHARES, INC.
2009 INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.           GENERAL.  The purpose of the Southside Bancshares, Inc. 2009 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Southside Bancshares, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Texas law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i)           individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)           any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (x) an acquisition directly from the Company, (y) an acquisition by the Company or a Subsidiary, or (z) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or

(iii)           the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be; or

(iv)           approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Southside Bancshares, Inc., a Texas corporation, or any successor corporation.

(k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)  “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Southside Bancshares, Inc. 2009 Incentive Plan, as amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(oo) “Stock” means the $1.25 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 15.1.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.           EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2.           TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.           COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.           ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.           AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)           Determine the terms and conditions of any Award granted under the Plan;

(f)            Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)           Amend the Plan or any Award Certificate as provided herein; and

4.4.           DELEGATION.  The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.           AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.           NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.

5.2.             SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)           To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)           Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)           Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d)           If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e)           To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f)           To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g)           Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.           LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a)           Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 35,000.

(b)           SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 35,000.

(c)           Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 25,000.

(d)           Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 25,000 Shares.

(e)           Cash-Based Awards.  The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $500,000.

ARTICLE 6
ELIGIBILITY

6.1.           GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)           PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e)           EXERCISE TERM.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)           NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)           NO DIVIDEND EQUIVALENTS.  No Option shall provide for Dividend Equivalents.

7.2.           INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.           GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)             The Fair Market Value of one Share on the date of exercise; over

(2)             The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           EXERCISE TERM.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)           NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)           NO DIVIDEND EQUIVALENTS.  No SAR shall provide for Dividend Equivalents.

(f)           OTHER TERMS.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

9.1.           GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.           ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units.  Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3.           FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4.           DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1.           GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.           PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS

11.1.           OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.           OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

-	Revenue
-	Sales
-	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
-	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
-	Net income (before or after taxes, operating income or other income measures)
-	Cash (cash flow, cash generation or other cash measures)
-	Stock price or performance
-	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
-	Economic value added
-	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
-	Market share
-	Improvements in capital structure
-	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
-	Business expansion or consolidation (acquisitions and divestitures)
-	Internal rate of return or increase in net present value
-	Productivity measures
-	Cost reduction measures
-	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.           PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.           INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.           CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.           AWARD LIMITS.  Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.           GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee.  The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.   Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.           GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.           TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2.           FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.           LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.           BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.5.           STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.           ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i)            all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

            (ii)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)           the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A)           if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)           if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.           EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)           Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 17.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)           Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.           ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.]

14.9.           FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.10.                      SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.           MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefore.

15.2           DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3           GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.           AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.           AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)           Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)           The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)           Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)           No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.           COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.           RIGHTS OF PARTICIPANTS.

(a)           No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)           Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)           Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)           No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.           WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.           SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)           General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)           Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)           Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)           Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

17.4.           UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

17.5.           RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6.           EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.           TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.           GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.           FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.         GOVERNMENT AND OTHER REGULATIONS.

(a)           Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)           Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.          GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Texas.

17.12.          ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13.          NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14.         INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Southside Bancshares, Inc. 2009 Incentive Plan as adopted by the Board on February 5, 2009 and by the shareholders on _____________, 2009.

SOUTHSIDE BANCSHARES, INC.

By:  __________________________

Its: ___________________________

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Items - The Board of Directors recommends a vote FOR the listed nominees, FOR Items 2 & 3, AGAINST Item 4 and FOR Item 5.
1. Election of Directors

		For	Withhold			For	Withhold			For	Withhold
01 -	Herbert C. Buie	☐	☐	02 -	Robbie N. Edmonson	☐	☐	03 -	Joe Norton	☐	☐

04 -	John R. (Bob) Garrett	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Amend articles of incorporation to increase the number of authorized shares of common stock.	☐	☐	☐	3.	Approve Southside Bancshares, Inc. 2009 Incentive Plan.	☐	☐	☐

4.	A shareholder proposal to recommend the annual election of all directors rather than their election for staggered three-year terms.	☐	☐	☐	5.	Ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2009.	☐	☐	☐

B	Non-Voting Items

Change of Address— Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you	☐
plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The Annual Meeting will be held at Willow Brook Country Club 3205 West Erwin Street, Tyler, Texas, on Thursday, April 16, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 16, 2009. The Company’s Proxy Statement and Annual Report are available at http://www.southside.com/investor/proxymaterials.

Alton Cade, Paul W. Powell, Melvin B. Lovelady and William Sheehy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 16, 2009, or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS FOLLOWS: FOR Herbert C. Buie, FOR Robbie N. Edmonson, FOR Joe Norton, and FOR John R. (Bob) Garrett; FOR Item 2 - Amend articles of incorporation to increase the number of authorized shares of common stock; FOR Item 3 - Approve Southside Bancshares, Inc. 2009 Incentive Plan; AGAINST 4 - A shareholder proposal to recommend the annual election of all directors rather than their election for staggered three-year terms; FOR Item 5 - Ratification of the appointment by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)